EXHIBIT 21
                      ST. JOE PAPER COMPANY
                SUBSIDIARIES AT DECEMBER 31, 1993


St. Joe Industries, Inc.
     Florida East Coast Industries, Inc.
     General Die & Mfg. Corp.
     Jacksonville Properties, Inc.

     Forest Products

     St. Joe Forest Products Company
       St. Joe Container Company
       St. Joseph Land and Development Company

     Railroad

     Apalachicola Northern Railroad Company
       St. Joe Terminal Company
     Florida East Coast Railway Company
       Florida East Coast Deliveries, Inc.
       Florida East Coast Highway Dispatch Company
         Florida East Coast Inspections, Inc.
       Florida Express Carrier, Inc.
       Operations Unlimited, Inc.
     Railroad Concrete Crosstie Corporation
     Railroad Track Construction Company

     Sugar

     Talisman Sugar Corporation

     Communications

     St. Joe Communications, Inc.
       Gulf Telephone Company
       St. Joseph Telephone & Telegraph Company
       The Florala Telephone Company, Incorporated

     Real Estate

     St. Joe Utilities Company
     Gran Central Corporation
       Atlantic & East Coast Terminal Company
       Dade County Land Holding Company, Inc.

     All companies are incorporated in the State of Florida, except for The Florala Telephone Company, Incorporated, which is incorporated in the State of Alabama.


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